FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT is made as of February 27, 2009 by and between **LIBERTY PROPERTY LIMITED PARTNERSHIP**, a Pennsylvania limited partnership ("Landlord") and **CUTANEA LIFE SCIENCES, INC.**, a Delaware corporation ("Tenant").

BACKGROUND

A. Landlord and Tenant entered into a Lease Agreement dated January 20, 2006 (the "Lease"), for Premises at 5 Great Valley Parkway, Suite 200, Malvern, Pennsylvania, consisting of approximately 5,282 rentable square feet.

B. The Expiration Date of the Lease is February 28, 2009. Landlord and Tenant want to extend the Expiration Date to December 31, 2009, and to provide that either party may terminate the Lease prior to December 31, 2009, by providing not less than thirty (30) days prior written notice.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

1. The Expiration Date of the Lease shall be extended to December 31, 2009; provided, however, that either party may terminate the Lease by providing not less than thirty (30) days prior written notice to the other party, designating an Expiration Date earlier than December 31, 2009.

2. The following is added to Section 1(f) entitled "**Minimum Annual Rent**" effective on and after March 1, 2009:

Lease Period	$/RSF Rate	Monthly
3/01/09 – 12/31/09	$12.47	$5,489.00

3. Confession of Judgment.

(a) If an Event of Default occurs relating to Tenant's non-payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania, after ten (10) days prior written notice to Tenant, to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney's collection commission equal to the greater of 10% of all Rent or $1,000, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. **TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR**

ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this Lease and during any extended or renewal term of this Lease and after the expiration of any extended or renewal term of this Lease.

(b) When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. **AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.** If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

(c) The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises.

(d) **TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.**

4. Tenant shall cause the expiration date of the $8,677.00 letter of credit provided as a security deposit under the Lease to be extended to March 31, 2010.

5. The condition of the Premises shall be "as is", and Landlord shall have no obligation to further improve the Premises for Tenant's occupancy.

6. Tenant represents and warrants to Landlord that the only broker entitled to a commission through Tenant with respect to this Amendment is Cushman & Wakefield of Pennsylvania, Inc. Tenant shall indemnify and hold Landlord harmless from a breach of this representation and warranty.

7. Tenant shall keep the terms of this Amendment confidential.

8. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By: Liberty Property Trust, Sole General Partner

By: ______________________________
Name: James J. Mazzarelli, Jr.
Title: Senior Vice President / Regional Director

TENANT:

CUTANEA LIFE SCIENCES, INC.

By: ______________________________
Name:
Title: Pres. & CEO